                                                                    Exhibit 99.1

                               SERVICES AGREEMENT
                               ------------------

            AGREEMENT, effective as of July 1, 2007, by and between SP Corporate
Services, LLC ("SP"), a Delaware limited liability company, having an office at
590 Madison Avenue, 32nd Floor, New York, New York 10022, and BNS Holdings Inc.
(the "Company") having an office at 590 Madison Avenue, 32nd Floor, New York,
New York, 10022.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to have SP furnish certain services to the
Company, as set forth on Exhibit A attached hereto as it may be amended from time to time pursuant to the terms hereof (the "Services"), and SP has agreed to furnish Services, pursuant to the terms and conditions hereinafter set forth;
and

      WHEREAS, this Agreement has been approved by a majority of the disinterested directors of the Company.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      Section 1.  ENGAGEMENT OF SP.

      1.01. During the term of this Agreement, SP shall provide to the Company such Management and Corporate Secretarial Services, as more fully described and defined on Exhibit A, as may be necessary or desirable or as may be reasonably requested or required, in connection with the business, operations and affairs, both ordinary and extraordinary, of the Company and its subsidiaries and affiliates.

      In performing Services, SP shall be subject to the supervision and control of the disinterested directors of the Company. In no event shall SP incur an obligation or enter into any transaction on behalf of the Company involving in excess of $50,000 without the prior approval of the disinterested directors of the Company.

      1.02. While the amount of time and personnel required for performance by
SP hereunder will necessarily vary depending upon the nature and type of
Services, SP shall devote such time and effort and make available such personnel as may from time to time reasonably be required for the performance of Services hereunder.

      1.03. Exhibit A may be amended from time to time to provide for additional
Services, the elimination of certain Services, increases or decreases to the compensation paid hereunder, or other changes, upon the mutual agreement of the parties hereto.

      Section 2.  TERM.

      This Agreement shall commence effective as of July 1, 2007, and shall continue through June 30, 2008, and shall automatically renew for successive one
(1) year periods unless and until terminated by either party, on any anniversary date, upon not less than thirty (30) days prior written notice to the other.

      PAYMENTS TO SP.

      2.01. In consideration of Services furnished by SP hereunder ("Management
Services"), the Company shall pay to SP a fixed monthly fee as set forth in
Section 3.02, which shall be adjustable annually upon mutual agreement by the parties or at other times upon the amendment of Exhibit A pursuant to Section
1.03. In addition, the Company shall reimburse SP for certain expenses, including legal expenses, as well as all reasonable and necessary business expenses, incurred on behalf of the Company.

      2.02. In consideration of the Services performed by Sandra Kearney
("Corporate Secretary Services"), the Company shall pay SP a monthly fee in the amount set forth on Exhibit A in advance on the first day of each month.

      Section 3.  LIMITATION ON LIABILITY.

      To the fullest extent permitted by law and as consistent with the
Company's Bylaws and Amended and Restated Certificate of Incorporation (the
"Company's Charter Documents"), SP shall not be liable to the Company, any affiliate thereof or any third party for any losses, claims, damages, liabilities, penalties, obligations or expenses, including reasonable legal fees and expenses, of any kind or nature whatsoever due to any act or omission in connection with the rendering of Services hereunder, unless that act or omission constitutes gross negligence, willful misconduct or fraud. Further, SP shall reasonably rely on information provided to it about the Company, if any, that is provided by the Company or the Company's affiliates, employees or agents. In no event shall SP be liable for any error or inaccuracy of any report, computation or other information or document produced in accordance with this Agreement, for whose accuracy the Company assumes all responsibility, unless resulting from the gross negligence or willful misconduct of SP or SP's officers, directors, employees or agents.

      Section 4.  INDEMNITY.

      To the fullest extent permitted by law and as consistent with the
Company's Charter Documents, the Company shall defend, indemnify, save and hold harmless SP from and against any claims, liabilities, damages, losses, costs or expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim of any nature whatsoever resulting from SP's actions under the terms of this Agreement, except to the extent occasioned by the gross negligence or willful misconduct of
SP or SP's officers, directors, employees or agents. To the fullest extent permitted by law and as consistent with the Company's Charter Documents, the
Company's obligation to indemnify SP hereunder shall extend to and inure to the benefit of SP's officers, directors, members, employees, affiliates and consultants. If SP should reasonably determine, its interests are or may be adverse to the interests of the Company, SP may retain its own counsel in connection with such claim or alleged claim or action, in which case the Company shall be liable, to extent permitted under this Section 5, to SP for any reasonable and documented legal, accounting or other directly related fees and expenses incurred by SP in connection with its investigating or defending such claim or alleged claim or action.

      Section 5.  CONFIDENTIAL INFORMATION.

      SP shall not at any time during or following the termination or expiration for any reason of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except where necessary in connection with the furnishing of Services under this Agreement), appropriate or use, or cause or permit any other person to appropriate or use, any of the Company's inventions, discoveries, improvements, trade secrets, copyrights or other proprietary, secret or confidential information not then publicly available.

      Section 6.  NON-EXCLUSIVE ARRANGEMENT; CONFLICTS OF INTEREST.

      6.01 The Company acknowledges that SP may from time to time enter into agreements similar to this Agreement with other companies pursuant to which SP may agree to provide services similar in nature to the Services being provided hereunder. The Company understands that the person or persons providing the
Services hereunder may also provide similar or additional services to other companies, including as officers and directors of such companies. In addition, to the extent business opportunities arise, the Company acknowledges that SP will be under no obligation to present such opportunity to the Company, and SP may, in its sole discretion, present any such opportunity to whatever company it so chooses, or to none at all; PROVIDED, HOWEVER, nothing contained herein shall affect or otherwise limit the fiduciary obligations of the directors of the
Company.

      Section 7.  GENERAL.

      7.01. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior representations and agreements, whether oral or written, and cannot be modified, changed, waived or terminated except by a writing signed by both of the parties hereto. No course of conduct or trade custom or usage shall in any way be used to explain, modify, amend or otherwise construe this Agreement.

      7.02. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by nationally recognized overnight carrier, one day after being sent, or mailed by first class registered or certified mail, return receipt requested, five days after being sent.

      7.03. This Agreement shall be construed under the laws of the State of New
York and the parties hereby submit to the personal jurisdiction of any federal or state court located therein, and agree that jurisdiction shall rest exclusively therein, without giving effect to the principles of conflict of laws.

      7.04. This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement.

      7.05. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      7.06. Sections 4, 5 and 6 shall survive any expiration or termination of this Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       SP CORPORATE SERVICES LLC

                                       By: /s/ Warren G. Lichtenstein
                                           -------------------------------------
                                           Name:  Warren G. Lichtenstein
                                           Title: President

                                       BNS Holdings, Inc.

                                       By: /s/ Kenneth Kermes
                                           -------------------------------------
                                           Name:  Kenneth Kermes
                                           Title: President and CEO

                                    EXHIBIT A

      The "Management Services" shall include the following:

      1.    Provide the non-exclusive services of Terry R. Gibson to serve as the Company's executive, administrative and financial services provider. In this capacity he will perform all duties of an executive manager of the Company, including without limitation:

            o  Responsibility for any and all financing matters for the Company and its subsidiaries including but not limited to debt, equity or other financings, whether through the public markets or in private transactions, or otherwise, including the negotiation and consummation of all of the foregoing.

            o  Review of annual and quarterly budgets and related matters.

            o  Supervise and administer, as appropriate, all
               accounting/financial duties and related functions on behalf of the Company for its operations and business matters (including control of the Company's cash, checking accounts, revenue
               receipts, disbursements, bookkeeping, accounts, ledgers,
               billings, payroll and related matters).

            o  Provide or engage the non-exclusive services of a person or persons to conduct the periodic review of the Company's Net
               Operating Losses ("NOL"), including the impact of changes in
               Company shareholders on the availability of any NOL's ("Provided
               NOL Services"). The Provided NOL Services will not include so-called "382 studies" or updates to 382 studies due to changes in shareholders or other Company activities ("Extra NOL
               Services"). If SP or Terry R. Gibson procures or provides Extra
               NOL Services to the Company, upon prior Company approval, the
               Company will be billed separately and additionally by SP
               therefore.

            o  Review and supervise the Company's reporting obligations, if any, under United States Securities and Exchange Commission
               regulations for a public corporation, including Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as under related state laws.

            o  Perform the duties of the Company's Principal Financial Officer and Principal Accounting Officer.

            o  Organization and preparation for board meetings, corporate record keeping, management of due diligence for corporate transactions, review and maintenance of D&O insurance policies, and other similar items.

            o  Maintain the Company's corporate office and legal address.

      2.    Provide the non-exclusive services of Sandra Kearney ("Corporate
            Secretary Services") to serve as the Company's corporate secretary, including responsibility for supervision of all risk management matters, maintenance of insurance policies, supervision and management of legal matters and stockholder matters as well as coordination of such items with outside experts, as needed.

      3.    Provide the non-exclusive services of such other personnel as necessary for the performance of SP's obligations under this
            Agreement.

      The monthly fee for providing the Management Services shall be $11,000 for the period ending December 31, 2007. The monthly fee for the Management
      Services will be revised, if necessary, for the period January 1, 2008 through June 30, 2008, based on ongoing service requirements, as mutually agreed by the parties, and on SPCS billing rates then in effect.

      The monthly fee for the Corporate Secretary Services shall be:

            July 1 - September 30, 2007          $16,667

            October 1 - December 31, 2007        $14,583

            January 1 - June 30, 2008            $12,500

      During the six months ended December 31, 2007, SP shall provide a monthly report showing actual hours spent by service category, and including corporate office and other costs.